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                                                                   Exhibit 10.28


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                              AMENDED AND RESTATED

                       GUARANTEE AND COLLATERAL AGREEMENT


                                     MADE BY

                               LIN HOLDINGS CORP.,

                         LIN TELEVISION CORPORATION AND

                          CERTAIN OF ITS SUBSIDIARIES,

                                   IN FAVOR OF

                            THE CHASE MANHATTAN BANK,

                             AS ADMINISTRATIVE AGENT


                           DATED AS OF MARCH 31, 2000


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
SECTION 1. DEFINED TERMS
1.1        Definitions...................................................................................1
1.2        Other Definitional Provisions.................................................................7

SECTION 2. GUARANTEE
2.1        Guarantee of Borrower Obligations.............................................................8
2.1.1      Right of Contribution.........................................................................9
2.1.2      No Subrogation................................................................................9
2.1.3      Amendments, etc. with respect to the Borrower Obligations.....................................9
2.1.4      Guarantee Absolute and Unconditional.........................................................10
2.1.5      Reinstatement................................................................................11
2.1.6      Payments.....................................................................................11
2.2        Guarantee of IHB Obligations.................................................................11
2.2.1      Right of Contribution........................................................................12
2.2.2      No Subrogation...............................................................................12
2.2.3      Amendments, etc. with respect to the IHB Obligations.........................................12
2.2.4      Guarantee Absolute and Unconditional.........................................................13
2.2.5      Reinstatement................................................................................14
2.2.6      Payments.....................................................................................14

SECTION 3. GRANT OF SECURITY INTEREST
SECTION 4. REPRESENTATIONS AND WARRANTIES
4.1        Representations in LIN Credit Agreement......................................................15
4.2        Title. No Other Liens........................................................................15
4.3        Perfected First Priority Liens...............................................................16
4.4        Chief Executive Office.......................................................................16
4.5        Inventory and Equipment......................................................................16
4.6        Farm Products................................................................................16
4.7        Pledged Securities...........................................................................16
4.8        Receivables..................................................................................17
4.9        Intellectual Property........................................................................17
4.10       Financial Condition..........................................................................17
4.11       Solvency.....................................................................................18
4.12       Security Documents...........................................................................18

SECTION 5. COVENANTS
5.1        Covenants in LIN Credit Agreement............................................................18
5.2        Financial Statements; Certificates; Notices..................................................18
5.3        Delivery of Instruments and Chattel Paper....................................................19
5.4        Insurance....................................................................................19
5.5        Maintenance of Perfected Security Interest; Further Documentation............................19
5.6        Changes in Locations, Name, etc..............................................................19


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
5.7        Pledged Securities...........................................................................20
5.8        Receivables..................................................................................20
5.9        Intellectual Property........................................................................21

SECTION 6. REMEDIAL PROVISIONS
6.1        Certain Matters Related to Receivables.......................................................22
6.2        Communications with Obligors, Grantors Remain Liable.........................................22
6.3        Pledged Securities...........................................................................23
6.4        Proceeds to be Turned Over to Administrative Agent...........................................24
6.5        Application of Proceeds......................................................................24
6.6        Code and Other Remedies......................................................................24
6.7        Registration Rights..........................................................................25
6.8        Waiver; Deficiency...........................................................................26
6.9        Application of Proceeds......................................................................26

SECTION 7. THE ADMINISTRATIVE AGENT
7.1        Administrative Agent's Appointment as Attorney-in-Fact, etc..................................27
7.2        Duty of Administrative Agent.................................................................28
7.3        Execution of Financing Statements............................................................29
7.4        Authority of Administrative Agent............................................................29

SECTION 8. MISCELLANEOUS
8.1        Amendments in Writing........................................................................29
8.2        Notices......................................................................................30
8.3        No Waiver by Course of Conduct; Cumulative Remedies..........................................30
8.4        Enforcement Expenses, Indemnification........................................................30
8.5        Successors and Assigns.......................................................................30
8.6        Set-Off......................................................................................31
8.7        Counterparts.................................................................................31
8.8        Severability.................................................................................31
8.9        Integration..................................................................................31
8.10       GOVERNING LAW................................................................................31
8.11       Submission To Jurisdiction; Waivers..........................................................31
8.12       Acknowledgments..............................................................................32
8.13       WAIVERS OF JURY TRIAL........................................................................32
8.14       Section Headings.............................................................................32
8.15       Additional Grantors..........................................................................33
8.16       Releases.....................................................................................33
8.17       FCC Compliance...............................................................................33


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                         AMENDED AND RESTATED GUARANTEE AND COLLATERAL
                    AGREEMENT, dated as of March 31, 2000, made by each of the signatories hereto listed on SCHEDULE 7 attached hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (as defined below) for (a) the banks and other financial institutions or entities (the "LIN LENDERS") from time to time parties to the Credit Agreement, dated as of March 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "LIN CREDIT AGREEMENT"), among LIN HOLDINGS CORP., a Delaware corporation ("HOLDINGS"), LIN TELEVISION CORPORATION, a Delaware corporation (the "BORROWER"), the LIN Lenders, THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "BORROWER ADMINISTRATIVE AGENT"), swingline lender and issuing lender, The Bank of New York, as syndication agent (in such capacity, the "SYNDICATION AGENT"), and Bank of America, N.A., as successor documentation agent to NATIONAL WESTMINSTER BANK PLC (in such capacity, the "DOCUMENTATION AGENT") and (b) the banks and other financial institutions or entities (the "IHB LENDERS") from time to time parties to the Credit Agreement dated as of March 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "IHB CREDIT AGREEMENT"), among WWLP, INC., a Delaware corporation ("IHB"), the IHB Lenders, THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "IHB ADMINISTRATIVE AGENT") and syndication agent, and Bank of America, N.A., as documentation agent.

                            SECTION 1. DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the LIN Credit Agreement and used herein shall have the meanings given to them in the LIN Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

          (b)  The following terms shall have the following meanings:

          "ADMINISTRATIVE AGENT": (i) when used solely in connection with the LIN Credit Agreement, the Borrower Administrative Agent, (ii) when used solely in connection with the IHB Credit Agreement, the IHB Administrative Agent, and
(iii) in all other cases, the Borrower Administrative Agent and the IHB Administrative Agent, acting in both such capacities.

          "AGREEMENT": this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER COMMITMENTS": the Commitments (as defined in the LIN Credit Agreement).

          "BORROWER GUARANTOR OBLIGATIONS": with respect to any Borrower Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Borrower Guarantor which may arise under or in connection with this Agreement, or any other Loan Document to which such Borrower Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Borrower Secured Parties that are required to be paid by such Borrower Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "BORROWER GUARANTORS": the collective reference to each Grantor other than the Borrower.

          "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the LIN Credit Agreement, any Notes, any other Loan Documents, the Letters of Credit, any Interest Rate Protection Agreement entered into with any counterparty thereto who was a Lender (or any affiliate of any Lender) at the time such Interest Rate Protection Agreement was entered into or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any Lender that are required to be paid by the Borrower pursuant to the LIN Credit Agreement) or otherwise.

          "BORROWER SECURED PARTIES": (i) the LIN Lenders, (ii) the Administrative Agent, (iii) the Syndication Agent, (iv) the Documentation Agent,
(v) the Issuing Lender, (vi) each counterparty to an Interest Rate Protection Agreement entered into with the


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                                                                               3


Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (vii) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and
(viii) the successors and assigns of each of the foregoing.

          "CODE": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "COLLATERAL": as defined in Section 3.

          "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          "COMMITMENTS": (i) in the case of the LIN Lenders, as defined in the LIN Credit Agreement, and (ii) in the case of the IHB Lenders, as defined in the IHB Credit Agreement.

          "COMMODITY ACCOUNT": an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

          "COMMODITY CONTRACT": a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

          "COMMODITY CUSTOMER": a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

          "COMMODITY INTERMEDIARY": (i) a Person who is registered as a futures commission merchant under the federal commodities laws or (ii) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

          "COMMUNICATIONS ACT": the Communications Act of 1934, as amended.

          "COPYRIGHTS": (i) all copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished (including, without limitation, those listed in SCHEDULE 6 ), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.


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                                                                               4


          "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "DEFAULT": either, (i) a "Default" as defined in the LIN Credit Agreement or (ii) a "Default" as defined in the IHB Credit Agreement.

          "ENTITLEMENT HOLDER": a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such Person is the Entitlement Holder.

          "EVENT OF DEFAULT": either, (i) an "Event of Default" as defined in the LIN Credit Agreement or (ii) an "Event of Default" as defined in the IHB Credit Agreement.

          "FINANCIAL ASSET": (i) a Security, (ii) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (iii) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

          "FIXTURES": all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

          "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, limited partnership interests, limited liability company interests, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), PROVIDED that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "GUARANTOR OBLIGATIONS": the Borrower Guarantor Obligations and the IHB Guarantor Obligations.

          "GUARANTORS": the Borrower Guarantors and the IHB Guarantors.

          "IHB COMMITMENTS": the Commitments (as defined in the IHB Credit Agreement).

          "IHB GUARANTOR OBLIGATIONS": with respect to any IHB Guarantor, the collective reference to (i) the IHB Obligations and (ii) all obligations and liabilities of such IHB Guarantor which may arise under or in connection with this Agreement, or any other IHB Loan Document to which such IHB Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the IHB Secured Parties that are required to be paid by such IHB Guarantor pursuant to the terms of this Agreement or any other IHB Loan Document).

          "IHB GUARANTORS": the collective reference to each Grantor.

          "IHB LOAN DOCUMENTS": the Loan Documents (as defined in the IHB Credit Agreement).

          "IHB NOTES": the Notes (as defined in the IHB Credit Agreement).

          "IHB OBLIGATIONS": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to IHB, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of IHB to the Administrative Agent or to any IHB Lender (or, in the case of Interest Rate Protection Agreements (as defined in the IHB

Credit Agreement), any affiliate of any IHB Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the IHB Credit Agreement, any IHB Notes, any Interest Rate Protection Agreement (as defined in the IHB Credit Agreement) entered into with any counterparty thereto who was an IHB Lender (or any affiliate of any IHB Lender) at the time such Interest Rate Protection Agreement was entered into or any other document made, delivered or given in connection therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any IHB Lender that is required to be paid by IHB pursuant to the IHB Credit Agreement) or otherwise.

          "IHB SECURED PARTIES": (i) the IHB Lenders, (ii) the Administrative Agent, (iii) the syndication agent named in the IHB Credit Agreement, (iv) the documentation agent named in the IHB Credit Agreement, (v) each counterparty to an Interest Rate Protection Agreement (as defined in the IHB Credit Agreement) entered into with IHB if such counterparty was an IHB Lender at the time the Interest Rate Protection Agreement (as defined in the IHB Credit Agreement) was entered into, (vi) the beneficiaries of each indemnification obligation undertaken by any Grantor under any IHB Loan Document and (vii) the successors and assigns of each of the foregoing.

          "INTELLECTUAL PROPERTY": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

          "INVESTMENT PROPERTY": all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

          "ISSUERS": the collective reference to each issuer of a Pledged Security.

          "LICENSE": any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on SCHEDULE 6 (other than those license agreements in existence on the date hereof and listed on SCHEDULE 6 and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder, including as provided by Section 8.17 hereof).

          "LOANS": (i) in the case of the LIN Lenders, as defined in the LIN Credit Agreement, and (ii) in the case of the IHB Lenders, as defined in the IHB Credit Agreement.

          "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, (ii) in the case of IHB, the IHB Obligations, and (iii) in the case of each Guarantor, its Guarantor Obligations.

          "PATENTS": (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          "PLEDGED DEBT SECURITIES": (i) the debt securities listed opposite the name of the applicable Grantor on SCHEDULE 2 hereto, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities.

          "PLEDGED SECURITIES": the collective reference to the Pledged Debt Securities and the Pledged Stock.

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "SECURED PARTIES": the Borrower Secured Parties and the IHB Secured Parties.

          "SECURITIES": any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (i) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (ii) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (iii)(A) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (B) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

          "SECURITIES ACCOUNT": an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

          "SECURITIES ACT": the Securities Act of 1933, as amended.

          "SECURITY ENTITLEMENTS": the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

          "SECURITY INTERMEDIARY": (i) a clearing corporation or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

          "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

          "UNDELIVERED INSTRUMENTS": as defined in Section 4.8.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

          (d) For the purposes of this Agreement, each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude any Station License.

                              SECTION 2. GUARANTEE

          2.1 GUARANTEE OF BORROWER OBLIGATIONS. (a) Each of the Borrower Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Borrower Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Borrower Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.1.1).

          (c) Each Borrower Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Borrower Guarantor hereunder without impairing the guarantee contained in this
Section 2.1 or affecting the rights and remedies of the Administrative Agent or any Borrower Secured Party hereunder.

          (d) The guarantee contained in this Section 2.1 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Borrower Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Borrower Commitments shall be terminated, notwithstanding that from time to time during the term of the LIN Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Borrower Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Borrower Secured Party from the Borrower, any of the Borrower Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Borrower Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Borrower Guarantor hereunder until, subject to Section 2.1.5, the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Borrower Commitments are terminated.

          2.1.1 RIGHT OF CONTRIBUTION. Each Borrower Guarantor hereby agrees that to the extent that a Borrower Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Borrower Guarantor shall be entitled to seek and receive contribution from and against any other Borrower Guarantor hereunder which has not paid its proportionate share of such payment. Each Borrower Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.1.2. The provisions of this Section 2.1.1 shall in no respect limit the obligations and liabilities of any Borrower Guarantor to the Administrative Agent and the Borrower Secured Parties, and each Borrower Guarantor shall remain liable to the Administrative Agent and the Borrower Secured Parties for the full amount guaranteed by such Borrower Guarantor hereunder.

          2.1.2 NO SUBROGATION. Notwithstanding any payment made by any Borrower Guarantor hereunder or any set-off or application of funds of any Borrower Guarantor by the Administrative Agent or any Borrower Secured Party, no Borrower Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Borrower Secured Party against the Borrower or any other Borrower Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Borrower Secured Party for the payment of the Borrower Obligations, nor shall any Borrower Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Borrower Guarantor in respect of payments made by such Borrower Guarantor hereunder, until all amounts owing to the Administrative Agent and the Borrower Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Borrower Commitments are terminated. If any amount shall be paid to any Borrower Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Borrower Guarantor in trust for the Administrative Agent and the Borrower Secured Parties, segregated from other funds of such Borrower Guarantor, and shall, forthwith upon receipt by such Borrower Guarantor, be turned over to the Administrative Agent in the exact form received by such Borrower Guarantor (duly indorsed by such Borrower Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the LIN Credit Agreement.

          2.1.3 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Borrower Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Borrower Guarantor and without notice to or further assent by any Borrower Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Borrower Secured Party may be rescinded by the Administrative Agent or such Borrower Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Borrower Secured Party, and the LIN Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or appropriate Borrower Secured Parties, as the case may be, in accordance with the LIN Credit Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Borrower Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released in accordance with the terms of the LIN Credit Agreement. Neither the Administrative Agent nor any Borrower Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2.1 or any property subject thereto.

          2.1.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Borrower Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Borrower Secured Party upon the guarantee contained in this Section 2.1 or acceptance of the guarantee contained in this Section 2.1; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.1; and all dealings between the Borrower and any of the Borrower Guarantors, on the one hand, and the Administrative Agent and the Borrower Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.1. Each Borrower Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Borrower Guarantors with respect to the Borrower Obligations. Each Borrower Guarantor understands and agrees that the guarantee contained in this Section
2.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the LIN Credit Agreement, any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Borrower Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Borrower Secured Party, other than payment in full of the Borrower Obligations (except as set forth elsewhere in this Agreement), or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Borrower Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Borrower Guarantor under the guarantee contained in this Section 2.1, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Borrower Guarantor, the Administrative Agent or any Borrower Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Borrower Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Borrower Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Borrower Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Borrower Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Borrower Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Borrower Secured Party against any Borrower Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.1.5 REINSTATEMENT. The guarantee contained in this Section 2.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Borrower Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Borrower Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Borrower Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.1.6 PAYMENTS. Each Borrower Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

          2.2 GUARANTEE OF IHB OBLIGATIONS. (a) Each of the IHB Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the IHB Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by IHB when due (whether at the stated maturity, by acceleration or otherwise) of the IHB Obligations.

          (b) Anything herein or in any other IHB Loan Document to the contrary notwithstanding, the maximum liability of each IHB Guarantor hereunder and under the other IHB Loan Documents shall in no event exceed the amount which can be guaranteed by such IHB Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2.1).

          (c) Each IHB Guarantor agrees that the IHB Obligations may at any time and from time to time exceed the amount of the liability of such IHB Guarantor hereunder without impairing the guarantee contained in this Section 2.2 or affecting the rights and remedies of the Administrative Agent or any IHB Secured Party hereunder.

          (d) The guarantee contained in this Section 2.2 shall remain in full force and effect until all the IHB Obligations and the obligations of each IHB Guarantor under the guarantee contained in this Section 2.2 shall have been satisfied by payment in full and the IHB Commitments shall be terminated, notwithstanding that from time to time during the term of the IHB Credit Agreement IHB may be free from any IHB Obligations.

          (e) No payment made by IHB, any of the IHB Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any IHB Secured Party from IHB, any of the IHB Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the IHB Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any IHB Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such IHB Guarantor in respect of the IHB Obligations or any payment received or collected from such IHB Guarantor in respect of the IHB Obligations), remain liable for the IHB Obligations up to the maximum liability of such IHB Guarantor hereunder until, subject to Section 2.2.5, the IHB Obligations are paid in full and the IHB Commitments are terminated.

          2.2.1 RIGHT OF CONTRIBUTION. Each IHB Guarantor hereby agrees that to the extent that an IHB Guarantor shall have paid more than its proportionate share of any payment made hereunder, such IHB Guarantor shall be entitled to seek and receive contribution from and against any other IHB Guarantor hereunder which has not paid its proportionate share of such payment. Each IHB Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.2.2. The provisions of this Section 2.2.1 shall in no respect limit the obligations and liabilities of any IHB Guarantor to the Administrative Agent and the IHB Secured Parties, and each IHB Guarantor shall remain liable to the Administrative Agent and the IHB Secured Parties for the full amount guaranteed by such IHB Guarantor hereunder.

          2.2.2 NO SUBROGATION. Notwithstanding any payment made by any IHB Guarantor hereunder or any set-off or application of funds of any IHB Guarantor by the Administrative Agent or any IHB Secured Party, no IHB Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any IHB Secured Party against IHB or any other IHB Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any IHB Secured Party for the payment of the IHB Obligations, nor shall any IHB Guarantor seek or be entitled to seek any contribution or reimbursement from IHB or any other IHB Guarantor in respect of payments made by such IHB Guarantor hereunder, until all amounts owing to the Administrative Agent and the IHB Secured Parties by IHB on account of the IHB Obligations are paid in full and the IHB Commitments are terminated. If any amount shall be paid to any IHB Guarantor on account of such subrogation rights at any time when all of the IHB Obligations shall not have been paid in full, such amount shall be held by such IHB Guarantor in trust for the Administrative Agent and the IHB Secured Parties, segregated from other funds of such IHB Guarantor, and shall, forthwith upon receipt by such IHB Guarantor, be turned over to the Administrative Agent in the exact form received by such IHB Guarantor (duly indorsed by such IHB Guarantor to the Administrative Agent, if required), to be applied against the IHB Obligations, whether matured or unmatured, in accordance with the IHB Credit Agreement.

          2.2.3 AMENDMENTS, ETC. WITH RESPECT TO THE IHB OBLIGATIONS. Each IHB Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any IHB Guarantor and without notice to or further assent by any IHB Guarantor, any demand for payment of any of the IHB Obligations made by the Administrative Agent or any IHB Secured Party may be rescinded by the Administrative Agent or such IHB Secured Party and any of the IHB Obligations continued, and the IHB Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any IHB Secured Party, and the IHB Credit Agreement and the other IHB Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or appropriate IHB Secured Parties, as the case may be, in accordance with the IHB Credit Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any IHB Secured Party for the payment of the IHB Obligations may be sold, exchanged, waived, surrendered or released in accordance with the terms of the IHB Credit Agreement. Neither the Administrative Agent nor any IHB Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the IHB Obligations or for the guarantee contained in this
Section 2.2 or any property subject thereto.

          2.2.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each IHB Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the IHB Obligations and notice of or proof of reliance by the Administrative Agent or any IHB Secured Party upon the guarantee contained in this Section 2.2 or acceptance of the guarantee contained in this Section 2.2; the IHB Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.2; and all dealings between IHB and any of the IHB Guarantors, on the one hand, and the Administrative Agent and the IHB Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2.2. Each IHB Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon IHB or any of the IHB Guarantors with respect to the IHB Obligations. Each IHB Guarantor understands and agrees that the guarantee contained in this Section 2.2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the IHB Credit Agreement, any other IHB Loan Document, any of the IHB Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any IHB Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by IHB or any other Person against the Administrative Agent or any IHB Secured Party, other than payment in full of the IHB Obligations (except as set forth elsewhere in this Agreement), or (c) any other circumstance whatsoever (with or without notice to or knowledge of IHB or such IHB Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of IHB for the IHB Obligations, or of such IHB Guarantor under the guarantee contained in this
Section 2.2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any IHB Guarantor, the Administrative Agent or any IHB Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against IHB, any other IHB Guarantor or any other Person or against any collateral security or guarantee for the IHB Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any IHB Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from IHB, any other IHB Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of IHB, any other IHB Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any IHB Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any IHB Secured Party against any IHB Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.2.5 REINSTATEMENT. The guarantee contained in this Section 2.2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the IHB Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any IHB Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of IHB or any IHB Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, IHB or any IHB Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.2.6 PAYMENTS. Each IHB Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

          Subject to Section 8.17 hereof, each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)  all Accounts;

          (b)  all cash and cash accounts;

          (c)  all Chattel Paper;

          (d)  all Documents;

          (e)  all Equipment;

          (f)  all Fixtures

          (g)  all General Intangibles;

          (h)  all Instruments;

          (i)  all Intellectual Property;

          (j)  all Inventory;

          (k)  all Investment Property;

          (l)  all Pledged Securities;

          (m)  all books and records pertaining to the Collateral;

          (n)  all Undelivered Instruments; and

          (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

          "Collateral" shall not include, with respect to any Grantor, any General Intangible, Intellectual Property or Investment Property to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its rights under such General Intangible, Intellectual Property or Investment Property, as the case may be, is prohibited or restricted by such General Intangible, Intellectual Property or Investment Property, as the case may be, and the consent of applicable Persons has not been obtained, PROVIDED that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such General Intangible, Intellectual Property or Investment Property, as the case may be, to the extent provided in Section 9-318 of the Code as in effect on the date hereof.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Borrower Secured Parties to enter into the LIN Credit Agreement and to induce the Borrower Secured Parties to make their respective extensions of credit to the Borrower thereunder and to induce the Administrative Agent and the IHB Secured Parties to enter into the IHB Credit Agreement and to induce the IHB Secured Parties to make their respective extensions of credit to IHB thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party both on the date hereof and (except in relation to any representation or warranty that expressly relates to an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date) on the date of any borrowing under the LIN Credit Agreement or the IHB Credit Agreement, as applicable, that:

          4.1 REPRESENTATIONS IN LIN CREDIT AGREEMENT. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the LIN Credit Agreement as they relate to such Guarantor or to the Loan Documents or Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to (a) the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be reference to each Guarantor's knowledge, (b) the term "Transaction Documents" is deemed to include the "Transaction Documents" as defined in the IHB Credit Agreement and
(c) the phrase "transactions contemplated by this Agreement or the other Loan Documents", to the term "Transactions" or to any similar term or description is deemed to include the term "Transactions" as defined in the IHB Credit Agreement and the other transactions contemplated by the IHB Credit Agreement.

          4.2 TITLE. NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens expressly permitted to exist on the Collateral by the LIN Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the LIN Credit Agreement.

          4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) that are capable of perfection pursuant to the Code upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens expressly permitted by the LIN Credit Agreement.

          4.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business, as applicable, is specified on SCHEDULE 4.

          4.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on SCHEDULE 5.

          4.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Grantor hereunder and delivered to the Administrative Agent on or prior to the date hereof constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) The Pledged Debt Securities pledged by such Grantor hereunder delivered to the Administrative Agent on or prior to the date hereof constitute all of the Pledged Debt Securities held by such Grantor.

          (d) Each of the Pledged Debt Securities in existence on the date hereof are set forth in SCHEDULE 2 and each of the Pledged Debt Securities constitutes, to the knowledge of the Grantor that is the payee thereof, the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.8 RECEIVABLES. No amount payable to the Grantors under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (collectively, "UNDELIVERED INSTRUMENTS") in excess of $1,000,000.

          4.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned or licensed by such Grantor in its own name on the date hereof.

          (b) To such Grantor's knowledge, all material Intellectual Property is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

          (c) Except as set forth in SCHEDULE 6, none of the material Intellectual Property is on the date hereof the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending on the date hereof seeking to limit, cancel or question the validity, or such Grantor's ownership, of any Intellectual Property which, if adversely determined, would have a Material Adverse Effect.

          4.10 FINANCIAL CONDITION. (a) The audited consolidated financial statements of Holdings and its consolidated Subsidiaries as of and for the fiscal year ending December 31, 1999, reported on by PriceWaterhouseCoopers, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries and the results of operations and cash flows as of such date and for such period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by the relevant firm of accountants and disclosed therein). The most recent balance sheet referred to above reflects, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

          (b) Since the date of the most recent audited financial statements delivered pursuant to subsection 4.10(a) there has been no (i) development or event which has had or could reasonably be expected to have a Material Adverse Effect or (ii) sale, transfer or other disposition by any Grantor of any material part of its business or Property.

          4.11 SOLVENCY. Each Grantor is, and after giving effect to the Transactions (as defined in the IHB Credit Agreement) and the Incurrence of all Indebtedness and obligations being Incurred in connection therewith will be, Solvent.

          4.12 SECURITY DOCUMENTS. (a) This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described herein and the proceeds thereof. In the case of the Pledged Stock and the Pledged Debt Securities, when stock certificates representing such Pledged Stock or certificates representing such Pledged Debt Securities are delivered to the Administrative Agent, or when financing statements in appropriate form are filed in the offices specified on Schedule 3 hereto, and in the case of the other Collateral described herein when financing statements in appropriate form are filed in the offices specified on Schedule 3 hereto, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in such collateral and the proceeds thereof, as security for the Obligations in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock and the Pledged Debt Securities, to Liens permitted by subsection 7.2 of the LIN Credit Agreement.

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b) of the LIN Credit Agreement in accordance with subsection 10.17 of the LIN Credit Agreement, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in the Mortgaged Properties and the proceeds thereof, as security for the Obligations in each case prior and superior in right to any other Person, subject to Liens permitted by subsection 7.2 of the LIN Credit Agreement.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1 COVENANTS IN LIN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2 FINANCIAL STATEMENTS; CERTIFICATES; NOTICES. The Borrower shall
(a) furnish to the Administrative Agent and cause the Administrative Agent to furnish to each IHB Lender that is not a LIN Lender, copies of all financial statements, certificates, notices and other information that it is obliged to provide to the Administrative Agent or to LIN Lenders pursuant to Section 6 of the LIN Credit Agreement at the same time as such financial statements, certificates, notices and other information are provided to the Administrative Agent or the LIN Lenders, (b) afford each IHB Lender that is not a Lender the same rights as afforded to the LIN Lenders under Section 6.6 of the LIN Credit Agreement and (c) comply and cause each of its Subsidiaries to comply with subsection 6.10 of the LIN Credit Agreement so that a perfected first priority security interest in the Property referred to therein is created for the benefit of the Secured Parties (and not just the LIN Lenders).

          5.3 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If the aggregate of all amounts payable to the Grantors pursuant to Undelivered Instruments shall exceed $5,000,000, such Undelivered Instruments, to the extent necessary to eliminate such excess, shall be immediately delivered to the Administrative Agent duly indorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.

          5.4 INSURANCE. Each Grantor shall maintain insurance policies insuring Inventory and Equipment pursuant to and in accordance with Section 6.5 of the LIN Credit Agreement.

          5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Upon reasonable written request of the Administrative Agent, such Grantor will furnish to the Administrative Agent, the LIN Lenders and the IHB Lenders who are not also LIN Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon not less than 15 days' prior written notice (or such shorter time as to which the Administrative Agent may agree) to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

          (a) permit any of the Inventory or Equipment (other than (i) immaterial Inventory and Equipment and (ii) Inventory and Equipment in transit in the ordinary course of business) to be kept at a location other than those listed on SCHEDULE 5;

          (b) change the location of its chief executive office or sole place of business, as applicable, from that referred to in Section 4.4; or

          (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          5.7 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, (i) any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          5.8 RECEIVABLES. (a) Other than in the ordinary course of business or as otherwise permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof.

          (b) Such Grantor will take all actions necessary to give notice pursuant to the United States Assignment of Claims Act of 1940, as amended, or such other analogous law if a material portion of the total amount of the Receivables is owing from Governmental Authorities.

          5.9 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each material Trademark, (iii) use such Trademark with all appropriate notices of registration and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses a material Intellectual Property to infringe the Intellectual Property rights of a third party.

          (e) Such Grantor will notify the Administrative Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the U.S. Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for any Patent or Trademark with the United States Patent and Trademark Office or any Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon written request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in any such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such

Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent and the Secured Parties after it learns thereof.

                         SECTION 6. REMEDIAL PROVISIONS

          6.1 CERTAIN MATTERS RELATED TO RECEIVABLES. (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (b) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the then existing Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 COMMUNICATIONS WITH OBLIGORS, GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3 PLEDGED SECURITIES. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Debt Securities, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the LIN Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the LIN Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 6.9, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

          6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Secured Parties specified in
Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 APPLICATION OF PROCEEDS. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in accordance with Section 6.9, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.9, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the LIN Credit Agreement.

          6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

          6.9 APPLICATION OF PROCEEDS. The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

          FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder, under the LIN Credit Agreement or any other Loan Document or under the IHB Credit Agreement or any other IHB Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder, under the LIN Credit Agreement or any other Loan Document or under the IHB Credit Agreement or any other IHB Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under the LIN Credit Agreement or any other Loan Document or under the IHB Credit Agreement or any other IHB Loan Document;

          SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed pro rata among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

          THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.


                       SECTION 7. THE ADMINISTRATIVE AGENT

          7.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action to the extent permitted by law and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Copyright, Patent or Trademark, execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the LIN Credit Agreement on past due Loans that are or would be ABR Loans (whether or not any ABR Loans are then outstanding), from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the LIN Credit Agreement or the IHB Credit Agreement, as applicable, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

          8.1 AMENDMENTS IN WRITING. Subject to the terms of the LIN Credit Agreement and the IHB Credit Agreement, the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified by a written instrument executed by each affected Grantor and the Administrative Agent, PROVIDED that, subject to the terms of the LIN Credit Agreement and the IHB Credit Agreement, any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent and the Secured Parties in a written instrument executed by the Administrative Agent.

          8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the LIN Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

          8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 ENFORCEMENT EXPENSES, INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantees contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to Section 9.7 of the LIN Credit Agreement or Section 9.7 of the IHB Credit Agreement, as applicable.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the LIN Credit Agreement and the other Loan Documents and under the IHB Credit Agreement and the other IHB Loan Documents.

          8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          8.6 SET-OFF. In addition to any rights and remedies of the Administrative Agent and the Secured Parties provided by law, the Administrative Agent and each Secured Party shall have the right, without prior notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Grantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Grantor. The Administrative Agent and each Secured Party agrees promptly to notify the relevant Grantor and (if applicable) the Administrative Agent after any such set off and application made by the Administrative Agent or such Secured Party, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, IHB and the Administrative Agent.

          8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 INTEGRATION. This Agreement, the other Loan Documents, the IHB Credit Agreement and the other IHB Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties of the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the other Loan Documents, in the IHB Credit Agreement or in the other IHB Loan Documents.

          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.11 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents or to the IHB Credit Agreement and the other IHB Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

          8.12 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Loan Documents, the IHB Credit Agreement and the other IHB Loan Documents;

          (b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Loan Documents, the IHB Credit Agreement or the other IHB Loan Documents, and the relationship between Administrative Agent and Secured Parties, on one hand, and the Grantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby, by the other Loan Documents, by the IHB Credit Agreement or by the other IHB Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

          8.13 WAIVERS OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND THE LIN LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE IHB CREDIT AGREEMENT AND THE OTHER IHB LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

          8.14 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.15 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the LIN Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

          8.16 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the LIN Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the LIN Credit Agreement.

          8.17 FCC COMPLIANCE. (a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument, or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License, permit or authorization or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. In addition, the parties acknowledge that the voting rights of the Pledged Stock shall remain with the relevant Grantor thereof even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of stockholder rights by a purchaser at a public or private sale of such Pledged Stock or the exercise of such rights by the Administrative Agent or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

          (b) If an Event of Default shall have occurred, each Grantor shall take any action which the Administrative Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Collateral to the Administrative Agent or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing. To enforce the provisions of this Section 8.17, the Administrative Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Each Grantor agrees to cooperate with any such purchaser and with the Administrative Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC's consent to the assignment to such purchaser of the Collateral. Each Grantor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Administrative Agent under this Agreement, to authorize the Administrative Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 8.17. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Administrative Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

          (c) Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Administrative Agent hereunder, such Grantor agrees that such application may be executed on such Grantor's behalf by the clerk of any court of competent jurisdiction without notice to such Grantor pursuant to court order.

          (d) In connection with this Section 8.17, the Administrative Agent shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Administrative Agent's choice with respect to any such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate.

          IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                            LIN TELEVISION CORPORATION


                                            By: ______________________
                                                Name:
                                                Title:


                                            LIN HOLDINGS CORP.


                                            By: ______________________
                                                Name:
                                                Title:



                                            EACH OF THE OTHER SIGNATORIES LISTED
                                            ON SCHEDULE 7 ATTACHED HERETO


                                            By: ______________________
                                                Name:
                                                Title:

                                            THE CHASE MANHATTAN BANK, as
                                            Administrative Agent


                                            By: _______________________
                                                Name:
                                                Title:

                                                                      SCHEDULE 1

                        NOTICE ADDRESS OF EACH GUARANTOR

                                                                      SCHEDULE 2

                          DESCRIPTION OF PLEDGED STOCK




                     DESCRIPTION OF PLEDGED DEBT SECURITIES

                                                                      SCHEDULE 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS



                         UNIFORM COMMERCIAL CODE FILINGS

          [List each office where a financing statement is to be filed]




                     COPYRIGHT; PATENT AND TRADEMARK FILINGS

                               [List all filings]







        ACTIONS WITH RESPECT TO PLEDGED STOCK AND PLEDGED DEBT SECURITIES

                                                                      SCHEDULE 4

                          JURISDICTION OF ORGANIZATION
                     AND LOCATION OF CHIEF EXECUTIVE OFFICE


               GRANTOR                               JURISDICTION
               -------                               ------------






                           Location for all Grantors:

                                                                      SCHEDULE 5

                       LOCATION OF INVENTORY AND EQUIPMENT



              GRANTOR                              LOCATIONS
              -------                              ---------

                                                                      SCHEDULE 6


                        COPYRIGHTS AND COPYRIGHT LICENSES




                           PATENTS AND PATENT LICENSES




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      SCHEDULE 7


                                   SIGNATORIES